MERRILL LYNCH FOCUS VALUE FUND, INC.

FILE # 811-3450

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
12/6/2005	XL Capital Ltd.	37,400	32,000,000

Goldman Sachs

Citigroup

JP Morgan

Merrill Lynch

Lehman Brothers

Wachovia Securities

ABN AMRO

Calyon Securities

ING Financial

Banc of America

Deutsche Bank

KeyBanc Capital

UBS Investment

Barclays Capital

HSBC

Lazard Capital Markets

UBS Sec.

Bear Stearns

BNP Paribas

BNY Capital

Comerica Sec.

Dowling & Partners

Mizuho International

PNC Capital

Scotia Capital